EXHIBIT 99.2

SUBSCRIPTION AGREEMENT

Countryside Review Inc.
7225 Blenheim Street
Vancouver, British Columbia
Canada V6N 1S2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of COUNTRYSIDE REVIEW INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Doug Berry, Burnadette Berry, Lisa Zumpano solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Doug Berry, Burnadette Berry, Lisa Zumpano.

MAKE CHECK PAYABLE TO: COUNTRYSIDE REVIEW INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/
Tax I.D.

Number of Shares Purchased __________________________	Total Subscription Price ________________________

Form of Payment:	Cash ____________	Check# ___________	Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

COUNTRYSIDE REVIEW INC.

BY: _________________________________
Title: _______________________________